                                                                       EXHIBIT 2



                               ESCROW AGREEMENT


     This ESCROW AGREEMENT (this "Agreement"), dated as of _____________, 1999,
                                  ---------
is made and entered into by and among FIRST UNION NATIONAL BANK, a national banking corporation (the "Escrow Agent"), SONIC AUTOMOTIVE, INC., a Delaware
                          ------------
corporation (the "Parent"), and the stockholders of FirstAmerica Automotive,
                  ------
Inc. ("the Company") listed as Exhibit A hereto (collectively, the
           -------             ---------
"Stockholders" and each, individually, a "Stockholder"), pursuant to the terms
 ------------                             -----------
of that certain Agreement and Plan of Reorganization dated as of October 31, 1999 (the "Reorganization Agreement") by and among the Parent FAA Acquisition
           ------------------------
Corp., the Company and the Stockholders. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Reorganization Agreement.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Parent and the Stockholders represent that the Reorganization Agreement contemplates the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.  Pledge and Security Interest.
         ----------------------------

          (a) The Stockholders hereby jointly and severally pledge, assign, grant and convey to the Parent a security interest in 356,288 shares (subject to adjustment for any stock dividend, subdivision, reclassification, split-up, combination, or the like) (the "Escrow Shares") of the Parent"s Class A Common
                                -------------
Stock, par value $.01 per share (the "Common Stock").  The Parent and the
                                      ------------
Stockholders acknowledge that such pledge, assignment, grant and conveyance is made in order to secure claims or demands of the Parent for indemnification by the Stockholders under Section 5A.7(a) of the Reorganization Agreement, or otherwise under Section 5A.7 of the Reorganization Agreement (in any such case, a "Claim"). The Stockholders and the Parent agree that the Escrow Agent shall
   -----
hold the certificate or certificates representing the Escrow Shares on behalf of the Parent for purposes of perfecting the Parent's security interest in the Escrow Shares. The security interest of the Parent in the Escrow Shares shall continue until the Escrow Shares have been disbursed to the Stockholders in accordance with Section 5 hereof, at which time such security interest shall terminate.

          (b) Notwithstanding anything contained herein to the contrary, the Escrow Agent shall have no obligation, duty or authority hereunder to enforce or require the delivery of any items required to be delivered to the Escrow Agent pursuant to Section 1(a) hereof.

     2.  Appointment of Escrow Agent.  The Parent and the Stockholders hereby
         ---------------------------
appoint and designate the Escrow Agent as the escrow agent hereunder upon the terms and conditions and for the purposes set forth herein. The Escrow Agent acknowledges receipt of the Escrow Shares and hereby accepts its appointment and agrees to act as Escrow Agent and to hold and disburse the Escrow Amount (as hereafter defined) upon the terms and conditions and for the purposes set forth in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. As used in this Agreement: the term "Escrow
                                                                      ------
Amount" means the Escrow Shares,
------
together with the Escrow Cash, the earnings on the Escrow Cash pursuant to
Section 6 hereof, and any other property, including the Stock Powers (as defined in Section 3 below), received by the Escrow Agent in respect of the Escrow Shares; and the term "Escrow Cash" means any cash
                      -----------
proceeds of a sale of Escrow Shares pursuant to Section 4(c) below and any cash substituted by the Stockholders pursuant to Section 5(j) below.

     3.  Creation of Escrow.  Contemporaneously with the execution and delivery
         ------------------
of this Agreement (the "Closing"), the Parent shall deliver or cause to be
                        -------
delivered to the Escrow Agent certificates representing the Common Stock initially constituting the Escrow Shares, issued in the names of the Stockholders in the respective amounts set forth opposite their respective names on Exhibit A hereto, and each of the Stockholders shall deliver to the Escrow
   ---------
Agent three (3) separate guaranteed blank stock powers duly executed in blank (the "Stock Powers"). The Stockholders agree to deliver to the Escrow Agent
      ------------
such additional blank Stock Powers as may be required by the Parent in the event of a partial disbursement of the Escrow Shares as described in Section 5 below. The Escrow Agent agrees to receive and hold the Escrow Shares and the Stock Powers in escrow and to receive and to disburse the Escrow Shares all in accordance with the terms and provisions of this Agreement.

     4.  Rights of the Stockholders.
         --------------------------

          (a) For so long as any Escrow Shares, other than Disputed Shares, are held by the Escrow Agent, the Stockholders shall be entitled to vote the Escrow Shares and to receive any dividends paid on the Escrow Shares, except that any shares of the Parent's stock received as a result of stock dividends or stock splits shall be delivered to the Escrow Agent and shall become a part of the Escrow Shares.

          (b) Disputed Shares shall be voted only pursuant to joint instruction by the Parent and the Stockholders, and the Stockholders shall promptly deliver any dividends paid with respect to such Disputed Shares to the Escrow Agent, and such dividends shall be held by the Escrow Agent until such Disputed Shares are disbursed, at which time such dividends shall be paid to the party receiving such Disputed Shares.

          (c) Subject to the terms and conditions of the Reorganization Agreement, the Stockholders shall be entitled to sell the Escrow Shares at a price not less than the market price of the shares on the date the Escrow Shares were placed in Escrow, other than Disputed Shares, provided that provision satisfactory to the Parent shall have been made to ensure that the cash proceeds of such sale are delivered to the Escrow Agent and held subject to the escrow created by this Agreement. All such sales of the Escrow Shares shall be made by all of the Stockholders pro rata according to their respective Escrow Shares listed on Exhibit A hereto.
          ---------

          (d) Notwithstanding anything contained herein to the contrary, the Escrow Agent shall have no obligation, duty or authority hereunder to investigate whether any such dividends or stock splits or payments of cash proceeds of a sale have occurred or the dates or amounts of any such dividends, or stock splits or cash proceeds of a sale, and the Escrow Agent shall have no obligation, duty or authority hereunder to enforce or require the payment or delivery of such items required to be paid or delivered to the Escrow Agent pursuant to Section 4(a), 4(b) or 4(c) hereof.

     5.  Claims and Disbursements.
         ------------------------

          (a)  For purposes of this Agreement: (i) the term "Claim Termination
                                                             -----------------
Date" shall mean March 31, 2001; (ii) the term "business day" shall mean any day
----                                            ------------
other than a Saturday, Sunday or other day on which banks in the State of North Carolina are authorized to close; (iii) the term "Stockholders' Agent" shall
                                                  -------------------
mean Thomas A. Price, as agent for the Stockholders, or such other Stockholder as is appointed by the Stockholders; and (iv) the term "Fair Market Value" as it
                                                        -----------------
applies to a particular number of Escrow Shares shall mean the average closing price of one share of Common Stock on the New York Stock Exchange for the twenty
(20) consecutive trading days preceding the date of determination of such Fair Market Value.

          (b) If, at any time prior to the Claim Termination Date, the Parent shall file with the Escrow Agent, with a copy to the Stockholders' Agent, a written and dated Claim (a "Parent Demand") for the transfer to the Parent of up
                            -------------
to all of the Escrow Shares stating (i) that the Parent is entitled to all or a portion of such Escrow Shares in satisfaction of a Claim under Section 5A.7 of the Reorganization Agreement, and (ii) that the Parent has contemporaneously delivered a copy of the Parent Demand to the Stockholders' Agent, the Escrow Agent shall, except to the extent the Escrow Agent shall deliver Escrow Cash pursuant to Section 5(k) below, disburse to the Parent that number of Escrow Shares having a Fair Market Value (determined as of the day before the date of disbursement) equal to the Claim presented in the Parent Demand, together with a Stock Power of each of the Stockholders, after the thirtieth (30th) day following the date of the Parent Demand, unless the Stockholders' Agent delivers an objection in writing (the "Stockholder Objection") to the Escrow Agent (with
                              ---------------------
a copy to the Parent) prior to the thirtieth (30th) day following the date of the Parent Demand to the effect that the Parent is not so entitled, and/or objecting to Parent"s calculation of the number of Escrow Shares or their Fair Market Value in which case no disbursement shall be made by the Escrow Agent pursuant to the Parent Demand except in accordance with the terms and conditions hereof.

          (c) The Parent Demand shall include a calculation of the number of Escrow Shares having a Fair Market Value (determined as of the date of the Parent Demand) equal to the Claim presented in the Parent Demand, and the Escrow Agent shall be entitled to rely on such calculation unless a Stockholder Objection to such calculation is timely delivered.

          (d) If the Stockholders' Agent shall have timely objected, pursuant to a Stockholder Objection, to all or any portion of the Escrow Shares being disbursed to the Parent in accordance with Section 5(b) above, the Escrow Agent shall promptly (i) set aside the certificate or certificates representing that number of the Escrow Shares (determined as of the date of the Stockholder Objection) having a Fair Market Value equal to 120% of the Claim, or portion thereof, against which the Stockholders" Agent shall have objected (such number of Escrow Shares being herein collectively called "Disputed Shares"), and (ii),
                                                   ---------------
except to the extent the Escrow Agent shall deliver Escrow Cash pursuant to
Section 5(k) below, promptly deliver to the Parent that number of the Escrow Shares having a Fair Market Value (determined as of the day before the date of disbursement) equal to the amount, if any, of the Claim as to which the Stockholders' Agent shall not have objected, together with a Stock Power of each of the Stockholders.

          (e) Subject to the limitations contained in Section 5(f) below, the Escrow Agent shall hold the certificate or certificates representing any Disputed Shares until the Escrow Agent shall have received (i) a Joint Instruction in accordance with Section 5(f) below, or (ii) a final and non-appealable order of a court of competent jurisdiction, in either case directing the disbursement of the Disputed Shares.

          (f) Parent shall be entitled to collect a maximum of $6,500,000 in claims valued in accordance with the provisions of this Escrow Agreement, from the Escrow Amount.

          (g) As of the Claim Termination Date, the Stockholders shall be entitled to receive, and upon request of the Stockholders' Agent, the Escrow Agent shall disburse to the Stockholders pro rata according to their respective Escrow Shares listed on Exhibit A hereto, all of the Escrow Shares, less (i) any
                        ---------
Escrow Shares previously disbursed by the Escrow Agent to the Parent or sold pursuant to Section 4(c) or for which cash has been substituted pursuant to
Section 5(j), and (ii) Disputed Shares with an aggregate value equal to the lesser of (x) 120% of Claims for which the Stockholders" Agent has made an objection and (y) $6,500,000 reduced by the dollar value of all items described in clause (i) of this subparagraph (f). Upon disbursement of all of the Escrow Shares hereunder, the Escrow Agent shall return the Stock Powers to the respective Stockholders.

          (h) At any time after the date of the Closing, the Escrow Agent may be advised in writing by the Parent and the Stockholders' Agent to disburse all or a portion of the Escrow Amount pursuant to a joint written instruction (the

"Joint Instruction"), in which case the Escrow Agent shall disburse the Escrow
------------------
Amount, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction.

          (i) If the Parent and the Stockholders are unable to resolve any disagreement with respect to their rights to the disbursement of all or a portion of the Escrow Amount pursuant to this Section 5 within forty-five (45) business days after the date of a Stockholder Objection, then the Escrow Agent shall have the right (but not the obligation) to institute a bill of interpleader in any court of competent jurisdiction in accordance with the provisions of Section 7(j) hereto.

          (j) The Escrow Agent shall hold the Escrow Amount until it is required to disburse it, or any portion thereof, pursuant to this Section 5. Upon delivery of all the Escrow Amount by the Escrow Agent pursuant to this Section 5, this Agreement shall terminate.

          (k) The Stockholders and the Parent each agree that they will give to each other copies of any Parent Demand or Stockholder Objection, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

          (l) Prior to the Escrow Agent"s disbursement of Escrow Shares to the Parent pursuant to the provisions of this Section 5, the Stockholders shall have the right to substitute cash equal to the current Fair Market Value of their respective portions of such Escrow Shares. Upon payment of such cash by the Stockholders to the Escrow Agent and, thereafter, by the Escrow Agent to the Parent, such portion of the Escrow Shares shall be disbursed to the Stockholders. All such substitutions shall be made by all of the Stockholders pro rata according to their respective Escrow Shares listed on Exhibit A hereto.
                                                               ---------

          (m) If at the time a claim is payable by the Escrow Agent pursuant to Sections 5(b) or 5(c) above, the Escrow Amount includes Escrow Cash, such claim shall be paid first from the Escrow Cash up to the entire amount of such claim; any portion of such claim which remains unpaid after such payment from the Escrow Cash shall be paid pursuant to Sections 5(b) or 5(c), as applicable.

     6.   Earnings in Respect of Escrow Shares.
          ------------------------------------

          (a) Any income earned from the investment of the Escrow Cash shall be held by the Escrow Agent for the account of the Stockholders or the Parent, as the case may be, to whom the respective Escrow Cash is disbursed pursuant to
Section 5 above.

          (b) Pending disbursement of any funds held by it hereunder, such funds shall be invested and reinvested by the Escrow Agent in FDIC insured certificates of deposit or money market accounts of the Escrow Agent, in either case maturing in one month or less. Investments shall be made at times and in accordance with procedures and deadlines from time to time determined by the Escrow Agent.

     7.   Concerning the Escrow Agent.
          ---------------------------

          (a) The Escrow Agent shall not be under any duty to give the Escrow Shares or other property or funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement, including, but not limited to, the Stockholder Agreement, among the other parties hereto except this Agreement, even if the Escrow Agent has knowledge of the existence of such agreement or the terms or provisions thereof, Escrow Agent"s only duty, liability and responsibility under this Agreement being to receive, hold and deliver the Escrow Shares as provided herein.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct. The Parent and the Stockholders agree to indemnify and hold harmless the Escrow Agent from and against any and all losses, costs, expenses, damages, liabilities, claims, actions, suits, and judgments whatsoever (including, but not limited to, consequences arising in whole or in part from the negligence of the Escrow Agent or the alleged negligence of the Escrow Agent and including, among other things, court costs and reasonable attorney fees and paralegal fees incurred in connection therewith) which the Escrow Agent may incur (or which may be claimed or asserted against the Escrow Agent by any person or entity whatsoever), together with all reasonable expenses resulting from the compromise or defense of any such asserted claims or liabilities, whatsoever arising out of, from, as a result of, or in any manner in connection with the execution, delivery, consummation or performance by the Escrow Agent, of this Agreement; provided, however, that
                                                    --------  -------
neither the Parent nor the Stockholders shall be required to indemnify the Escrow Agent for any claims damages, losses, liabilities, costs or expenses to the extent caused by the willful misconduct or gross negligence of the Escrow Agent, as determined in a final nonappealable order by a court of competent jurisdiction. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any funds held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its own gross negligence or willful misconduct) in the investment or reinvestment of such funds, or any loss of interest incident to any such delays.

          (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may execute any of the powers granted under this Agreement and perform any of the duties by or through attorneys, agents, employees, accountants or other experts but will be answerable for the conduct of these parties in accordance with the standards provided in this Agreement and shall be entitled to act upon the opinion or advice of its counsel, accountant and other expert concerning all matters under this Agreement, and may in all cases pay compensation to all attorneys, agents, employees, accountants and other experts as may reasonably be employed in connection with this Agreement. The Escrow Agent may act upon an opinion of its counsel, accountant and other expert and shall not be responsible for any loss or damage resulting from any action or nonaction by it taken or omitted to be taken in good faith in reliance upon such opinion of counsel, accountant or other expert.

          (f) The Escrow Agent does not have any interest in the Escrow Shares or other funds or property held by it hereunder but is serving as escrow holder only and having only possession thereof.

          (g) The Escrow Agent makes no representation as to the validity, value or genuineness of any amounts, documents or instruments held by or delivered to it.

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in taking or refraining from taking any action with respect to any shares or amounts deposited hereunder.

          (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares and other funds and property held by it hereunder to any successor Escrow Agent jointly designated by the Stockholders' Agent and the Parent in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Shares until receipt of a designation of successor Escrow Agent pursuant to a Joint Instruction or a final order of a court of competent jurisdiction.

          (j) In the event of any disagreement among the Parent, the Stockholders, and/or any person, firm, or entity resulting in a controversy with respect to this Agreement or in adverse claims or demands being made in connection with the Escrow Shares or other funds or property held by it hereunder, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Shares or other funds or property held by it hereunder until the Escrow Agent shall have received (i) a Joint Instruction directing delivery of the Escrow Shares or other funds or property held by it hereunder; or (ii) a final non-appealable order of a court of competent jurisdiction directing the delivery of the Escrow Shares or other funds or property held by it hereunder. Alternatively, in the event of such a disagreement among the Parent, the Stockholders and/or any other person, firm or entity, the Escrow Agent shall have the right (but not the obligation) to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to the institute such bill of interpleader shall not, however, be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Escrow Amount as hereinabove set forth other than to tender the Escrow Amount into the registry of such court). Should a bill of interpleader be instituted, then as between themselves and the Escrow Agent, the Parent and the Stockholders, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay the Escrow Agent its reasonable attorneys fees and costs and any and all other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such litigation.

          (k) The Parent agrees that prior to or contemporaneous with the Escrow Agent"s execution of this Agreement and without the need for a submission by the Escrow Agent of an invoice therefore, the Parent will pay the Escrow Agent its first Annual Escrow Agent Administration Fee, as set forth in Exhibit
                                                                        -------
B hereto, which Exhibit B is incorporated herein by reference as though fully
-               ---------
set forth herein. The Parent and the Stockholders each further agree that the Parent will thereafter pay the Escrow Agent its customary fees payable for acting as Escrow Agent under this Agreement, as set forth in Exhibit B hereto,
                                                             ---------
and that the Parent will reimburse the Escrow Agent for its ordinary and necessary expenses incurred by the Escrow Agent in carrying out the terms of this Agreement. Except as otherwise provided for the initial payments in the first sentence of this subparagraph, such fees and reimbursements of expenses shall be paid directly to the Escrow Agent promptly upon receipt of periodic invoices therefor. In the event the Escrow Agent is required by the terms of this Agreement or otherwise deems it necessary or advisable in fulfillment of its responsibilities hereunder to take actions beyond those which are routinely performed by escrow agents under similar escrow agreements, the Parent will pay the Escrow Agent its reasonable fees for its services in such regard and will reimburse the Escrow Agent for its reasonable expenses incurred by the Escrow Agent in connection therewith. Such fees and reimbursements of expenses shall be paid directly to the Escrow Agent promptly upon receipt of invoices therefor.

     8.  Survival of Certain Provisions.  The grant of security interest in the
         ------------------------------
first sentence of numbered paragraph 1(a) and the provisions of numbered paragraphs 7(c), 7(i), 7(j) and 7(k) shall remain in full force and effect for so long as the Escrow Agent may have any liability, notwithstanding anything contained herein to the contrary, including, but not limited to, the termination and resignation provisions contained in this Agreement.

     9.  Waiver of Jury Trial.  THE PARENT, THE STOCKHOLDERS AND THE ESCROW
         --------------------
AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OR ALL MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR IN THE COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THIS AGREEMENT.

     10.  No Personal Liability.  No stipulation, covenant, agreement or
          ---------------------
obligation ("Obligation") contained in this Agreement will be deemed or
             ----------
construed to be an obligation of any present or future director, officer, employee or agent of the Escrow Agent, or any incorporator, director, officer, employee or agent of any successor to the Escrow Agent, in any person's individual capacity. No person in his/her individual capacity will be liable personally for any breach or observance of or for any failure to perform, fulfill or comply with any Obligation, nor will any recourse be had for any claim based upon any Obligation, or on any Obligation, against any person, in his/her individual capacity, either directly or through the Escrow Agent or any successor to the Escrow Agent, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all liability of any person in his/her individual capacity is expressly waived and released.

     11.  No Endorsement.  By serving as Escrow Agent pursuant to this
          --------------
Agreement, First Union National Bank does not undertake to investigate the underlying transaction or otherwise attest to its propriety, legality, or quality and to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

     12.  Miscellaneous.
          -------------

          (a) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (i) of
Section 7 with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement and the Escrow Amount shall be construed and regulated under and their validity and effect shall be determined by the laws of the State of Florida, including its conflict of law rules. All of the Escrow Agent's rights hereunder are cumulative of any other rights it may have by law or otherwise.

          (b) This Agreement may be modified only by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

          (c) Any notice or other communication required or permitted hereunder may be delivered or filed personally or sent by telecopier, with receipt confirmed, or sent by a nationally recognized overnight courier, postage prepaid, addressed as follows:

               To the Escrow Agent, to:

               First Union National Bank
               220 S. Tryon Street
               Ninth Floor
               Charlotte, North Carolina 28288-1179

               Telecopier No.: (704) 383-7316
               Attention: Shawn Bednasik

               If to the Parent, to:

               Sonic Automotive, Inc.
               5401 East Independence Boulevard (Zip: 28212)
               P.O. Box 18747 (Zip: 28218)
               Charlotte, North Carolina

               Telecopier No.:  (704) 536-5116
               Attention:  Theodore Wright

               with a copy to:

               Parker, Poe, Adams & Bernstein L.L.P.
               2500 Charlotte Plaza
               Charlotte, North Carolina  28244

               Telecopier No.:  (704) 334-4706
               Attention:  Edward W. Wellman, Jr.

               If to the Stockholders, to the Stockholders' Agent:

               Mr. Thomas A. Price
               c/o FirstAmerica Automotive, Inc.
               601 Brannon Street
               San Francisco, California 94107

               Telecopier No.: (415) 808-4838

               with a copy to:

               Gray Cary Ware & Freidenrich LLP
               400 Hamilton Avenue
               Palo Alto, California 94301-1825

               Telecopier No.: (650) 327-3699
               Attention: Andrew Zeif, Esq.

or to such other address as shall be furnished in writing by any party to the others prior to the giving of applicable notice or communication, and such notice or communication shall be deemed to have been delivered or filed as of the date so delivered personally or by telecopier or one (1) business day after the date of deposit with such nationally recognized overnight courier; provided,
                                                                       --------
however, any communications delivered to or filed with the Escrow Agent shall be
-------
deemed delivered or filed as of the date actually received by the Escrow Agent.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     [Remainder of Page Intentionally Left Blank - Signatures Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE ESCROW AGENT:                                  FIRST UNION NATIONAL BANK,
                                                   as Escrow Agent


                                                   By:/s/ Shawn K. Bednasek
                                                      ---------------------
                                                      Name:
                                                      Title:

THE PARENT:                                        SONIC AUTOMOTIVE, INC.


                                                   By:/s/ B. Scott Smith
                                                      ---------------------
                                                      Name:
                                                      Title:

THE STOCKHOLDERS:


/s/ Thomas A. Price
--------------------------------                   ----------------------------
Name: Thomas A. Price,                             Spouse: Gwendolyn L. Price
      individually and as trustee


/s/ Donald V. Stough                               /s/ Linda L. Strough
--------------------------------                   ----------------------------
Name: Donald V. Strough                            Spouse: Linda L. Strough


/s/ T. Al Babbington
--------------------------------                   ----------------------------
Name: T. Al Babbington                             Spouse: Illiana W. Babbington


/s/ John M. Driebe
--------------------------------                   ----------------------------
Name: John M. Driebe                               Spouse: Christina Driebe

                         COUNTERPART SIGNATURE PAGE TO
                               ESCROW AGREEMENT



/s/ Fred Cziska
--------------------------------                   ----------------------------
Name: Fred Cziska                                  Spouse: Teresa Cziska


/s/ Steve Hallock
--------------------------------                   ----------------------------
Name: Steve Hallock                                Spouse: Kathryn Hallock


/s/ Attorney for Brad Hallock
--------------------------------                   ----------------------------
Name: Brad Hallock                                 Spouse:


                   [ADDITIONAL SIGNATURE LINES AS NECESSARY]

                         COUNTERPART SIGNATURE PAGE TO
                                ESCROW AGREEMENT



BB INVESTMENTS
a California General Partnership


/s/ W. Bruce Bercovich
----------------------
Name: W. Bruce Bercovich


EMBARCADERO AUTOMOTIVE, LLC


/s/ W. Bruce Bercovich
----------------------
Name: W. Bruce Bercovich


GEARY PLAZA IRREVOCABLE TRUST


/s/ W. Bruce Bercovich
----------------------
Name: W. Bruce Bercovich


TCW SHARED OPPORTUNITY FUND II, L.P.
By:  TCW Investment Management Company,
     its investment advisor


____________________________
Name:  Jean-Marc Chapus


TCW SHARED OPPORTUNITY FUND II, L.P.
By:  TCW Investment Management Company,
     its investment advisor


____________________________
Name:  Nicholas W. Tell, Jr.

                         COUNTERPART SIGNATURE PAGE TO
                                ESCROW AGREEMENT



TCW LEVERAGED INCOME TRUST II, L.P.
By: TCW (LINC II), L.P., as General Partner

By   TCW Advisors (Bermuda), Limited,
     as General Partner



____________________________
Name: Nicholas W. Tell, Jr.
      Managing Director

By:   TCW Investment Management Company
      its investment advisor


____________________________
Name: Jean-Marc Chapus
      Managing Director


By:   TCW Investment Management Company
      its investment advisor

                         COUNTERPART SIGNATURE PAGE TO
                               ESCROW AGREEMENT


TCW/CRESCENT MEZZANINE
     PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVEST-
     MENT PARTNERS, L.P.

By:  TCW/Crescent Mezzanine, L.L.C.
     its general partner or managing owner


____________________________
Name: Jean-Marc Chapus
      President


TCW LEVERAGED INCOME TRUST, L.P.

By:  TCW Advisors (Bermuda), Limited,
     as General Partner



____________________________
Name: Nicholas W. Tell, Jr.
      Managing Director


By:   TCW Investment Management Company
      its investment advisor


____________________________
Name: Jean-Marc Chapus
      Managing Director

                         COUNTERPART SIGNATURE PAGE TO
                               ESCROW AGREEMENT



CRESCENT/MACH I PARTNERS, L.P.
By:  TCW Asset Management Company,
     as investment manager and attorney-in-fact



____________________________
Name:  Jean-Marc Chapus
       Managing Director


____________________________
Name:  Nicholas W. Tell, Jr.
       Managing Director


ASIAN PACIFIC


By: /s/ Asian Pacific
    -----------------


RAINTREE CAPITAL


By: /s/ Douglas M. Bech
   --------------------


BROWN GIBBONS LANG & COMPANY, L.P.

BY:  /s/ Scott Lang
    ---------------


/s/ Carlanne Foushee
--------------------
/s/ Douglas M. Bech
-------------------
/s/ Ralph McBride
-----------------
/s/ Thomas R. Powers
--------------------
/s/ Jack Tompkins
-----------------
/s/ Brian Tucker
----------------
/s/ Bert Wollen
---------------
/s/ Charles R. Oglesby
----------------------
/s/ Debra Smithart
------------------
/s/ T.J. Holterhoff
-------------------

                         EXHIBIT A TO ESCROW AGREEMENT
                         -----------------------------

Name of Stockholder           No. of Escrow Shares                  % of Escrow
-------------------           --------------------                  -----------

                         EXHIBIT B TO ESCROW AGREEMENT
                         -----------------------------


Annual Escrow Agent Administration Fee:         $1,800
(payable annually in advance)

Services Not Included in Our Fee:
---------------------------------

  All out-of-pocket expenses such as legal fees and costs, wire transfers, telephone and telegraph, shipping costs, insurance, etc., will be billed at our cost.

  Any extraordinary services provided by First Union National Bank will be billed separately, on a monthly basis upon analysis of the work involved.

                                      17